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                                                                     EXHIBIT 8.1



                   [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]




                                  August 23, 2001






Valero Energy Corporation
One Valero Place
San Antonio, Texas  78212

Ladies and Gentlemen:


                  We have acted as special counsel to Valero Energy Corporation, a Delaware corporation ("Valero"), in connection with the proposed merger (the "Merger") of Ultramar Diamond Shamrock Corporation, a Delaware corporation ("UDS") with and into Valero, pursuant to the Agreement and Plan of Merger, dated as of May 6, 2001, by and between UDS and Valero (the "Agreement"). At your request, and in connection with the filing of the registration statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger, as amended through the date hereof (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.


                  For purposes of the opinion set forth below, we have relied, with the consent of UDS and the consent of Valero, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of UDS and Valero dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all such statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the joint proxy statement-prospectus (the "Joint Proxy Statement-Prospectus") contained therein, each as amended or supplemented through the date hereof. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.


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Valero Energy Corporation
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                  We have also assumed that the transactions contemplated by the
Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement-Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party).


                  Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, where indicated, the discussion set forth in the Registration Statement under the heading "The
Merger - Material U.S. Federal Income Tax Consequences," is our opinion as to the material United States federal income tax consequences of the Merger under currently applicable law.


                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                  This opinion relates solely to certain United States federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. Further, no opinion is expressed with respect to the United States federal income tax consequences to UDS stockholders subject to special treatment under United States federal income tax law (such as insurance companies, financial institutions, dealers in securities, traders in securities that elect to apply a mark-to-market method of accounting, tax-exempt organizations, stockholders who hold their shares as part of a hedge, constructive sale, straddle or conversion transaction, stockholders who acquired their shares through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, and foreign persons).

                  We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                                     Very truly yours,


                                                     /s/ Wachtell, Lipton, Rosen
                                                         & Katz